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                                                                     EXHIBIT 4.2



                               CENTEX CORPORATION

                                     Issuer

                                       and

                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

                                     Trustee

                           INDENTURE SUPPLEMENT NO. 3

                          Dated as of January 27, 2000

                                       to

                                    INDENTURE

                           Dated as of October 1, 1998

                       Senior Medium-Term Notes, Series C











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         INDENTURE SUPPLEMENT NO. 3 ("Indenture Supplement"), dated as of
January 27, 2000, between CENTEX CORPORATION, a Nevada corporation (together with its successors and assigns as provided in the Indenture referred to below, the "Company"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association (together with its successors in trust thereunder as provided in the Indenture referred to below, the "Trustee"), as trustee under an Indenture dated as of October 1, 1998 (the "Indenture").

                              PRELIMINARY STATEMENT

         Section 2.02 of the Indenture provides, among other things, that the Company may, when authorized by its Board of Directors, and the Trustee may at any time and from time to time, enter into a series supplement to the Indenture for the purpose of authorizing one or more Series of Senior Debt Securities and to specify certain terms of each such Series of Senior Debt Securities. The Board of Directors of the Company has duly authorized the creation of a Series of Senior Debt Securities to be known as the Company's Senior Medium-Term Notes, Series C (the "Notes"), and the Company and the Trustee are executing and delivering this Indenture Supplement in order to provide for the issuance of the Notes.

                                   ARTICLE ONE

                                   Definitions

         Except to the extent such terms are otherwise defined in this Indenture Supplement or the context clearly requires otherwise, all terms used in this Indenture Supplement which are defined in the Indenture or the form of Fixed Rate Note or Floating Rate Note attached hereto as Exhibits A and B, respectively, either directly or by reference therein, shall have the meanings assigned to them therein.

         As used in this Indenture Supplement, the following terms shall have the following meanings:

AMORTIZED FACE AMOUNT:

         The term "Amortized Face Amount" of an Original Issue Discount Note, as of the date that (i) the principal amount of such Note is to be repaid prior to its Stated Maturity, whether upon declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise, or (ii) any consent, notice, request, direction, waiver or suit by the Noteholders shall be deemed to be given, made or commenced under this Indenture, shall mean the principal amount of such Note multiplied by its Issue Price plus the portion of the difference between the dollar amount thus obtained and the principal amount of such Note that has accreted at the Yield to maturity of such Note (computed in accordance with generally accepted United States bond yield computation principles) to such date, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount stated in the applicable Company Order.

AMORTIZING NOTE:

         The term "Amortizing Note" shall mean a Note for which payments of principal of and interest on such Note are made in installments over the life of such Note, and unless otherwise specified in the applicable Company Order, payments with respect to an Amortizing Note shall be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof.



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AUTHORIZED AGENT:

         The term "Authorized Agent" shall mean an agent of the Company designated by an Officers' Certificate to give to the Trustee the information specified in clause (a) of "Company Order" for the issuance of a Note.

BASIS POINT:

         The term "Basis Point" shall mean one-one hundredth of a percentage point.

CD RATE:

         The term "CD Rate" shall mean, with respect to any CD Rate Interest Determination Date, the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) (as hereinafter defined) under the heading "CDs (secondary market)" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published in H.15 Daily Update (as hereinafter defined), or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (secondary market)." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

CD RATE INTEREST DETERMINATION DATE:

         The term "CD Rate Interest Determination Date" shall mean the Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CD Rate.

CMT RATE:

         The term "CMT Rate" shall mean, with respect to any CMT Rate Interest Determination Date, the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7051, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the Company Order, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not so displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate



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Interest Determination Date will be such treasury constant maturity rate for the
Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not so provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate
Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT
Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury
Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

CMT RATE INTEREST DETERMINATION DATE:

         The term "CMT Rate Interest Determination Date" shall mean any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate.

CALCULATION AGENT:

         The term "Calculation Agent" for a particular Floating Rate Note shall mean the Trustee, unless otherwise specified in the applicable Company Order.



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CALCULATION DATE:

         The term "Calculation Date" shall, unless otherwise specified in the applicable Company Order, mean with regard to any particular Interest Determination Date, the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next day that is a Business Day, or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

COMMERCIAL PAPER RATE:

         The term "Commercial Paper Rate" for a particular Floating Rate Note, unless otherwise indicated in the applicable Company Order, shall mean, with respect to any Interest Determination Date, the Money Market Yield on such date of the rate for commercial paper having the Index Maturity specified in such Company Order, as such rate shall be published in H.15(519) under the caption "Commercial Paper- Nonfinancial" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Commercial Paper Rate Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Company Order as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper-Nonfinancial." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for industrial issuers whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

COMMERCIAL PAPER RATE INTEREST DETERMINATION DATE:

         The term "Commercial Paper Rate Interest Determination Date" shall mean any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate.

COMMERCIAL PAPER RATE NOTES:

         The term "Commercial Paper Rate Notes" shall mean Floating Rate Notes which are specified in the applicable Company Order as bearing interest at an interest rate calculated with reference to the Commercial Paper Rate.

COMPANY ORDER:

         The term "Company Order" shall mean:

         (a) a written order signed in the name of the Company by the Chairman of the Board, the President or any Vice President and by the Secretary or an Assistant Secretary of the Company, and delivered



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to the Trustee, to authenticate a Note and to make it available for delivery, and specifying for such Note the following information:

                  (1) the name of the Person in which a Note to be issued and authenticated shall be registered;

                  (2) the address of such Person;

                  (3) the taxpayer identification number of such Person;

                  (4) the principal amount of such Note and, if multiple Notes are to be issued to such Person, the denominations of such Notes;

                  (5) the Issue Price of such Note;

                  (6) the Original Issue Date of such Note;

                  (7) the date upon which such Note is scheduled to mature and the Final Maturity Date;

                  (8) if the Note is to be redeemable at the option of the Company, the Initial Redemption Date and the date or dates on which, and the price or prices at which, such Note is redeemable at the option of the Company;

                  (9) if the Note is to be repayable prior to the Stated Maturity at the option of the Holder, the date or dates on which, and the price or prices at which, such Note is repayable at the option of the Holder;

                  (10) if the Note is a Fixed Rate Note, the rate of interest on such Note and the Interest Payment Dates, if other than March 1 and September 1, and the Record Dates, if other than February 15 and August 15;

                  (11) if the Note is an Original Issue Discount Note, its Yield to Maturity;

                  (12) if such Note is an Amortizing Note, a table setting forth the schedule of dates and amounts of payments of principal of and interest on such Note or the formula for the amortization of principal and/or interest;

                  (13) if the Note is a Reset Note, the Optional Interest Reset Date and the formula, if any, for resetting the interest rate of a Fixed Rate Note or the Spread and/or Spread Multiplier of a Floating Rate Note;



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                  (14) if the Note is a Floating Rate Note, its:

(A)      Initial Interest Rate                       (I)      Interest Reset Dates

(B)      Interest Rate Basis or Bases                (J)      Spread
         (including any Designated LIBOR
         Currency and Designated LIBOR
         Page or any Designated CMT
         Maturity Index and Designated CMT
         Telerate Page)

(C)      Index Maturity                              (K)      Spread Multiplier

(D)      Interest Determination Dates                (L)      Maximum Interest Rate

(E)      Interest Reset Period                       (M)      Minimum Interest Rate

(F)      Initial Interest Reset Date                 (N)      Interest Payment Dates

(G)      Fixed Rate Commencement Date, if            (O)      Record Dates
         applicable

(H)      Fixed Interest Rate, if applicable

                  (15) If such Note is a Floating Rate Note, whether it is a Regular Floating Rate Note or a Floating Rate/Fixed Rate Note;

                  (16) whether or not such Note is to be issued in the form of a Global Note to the Depositary;

                  (17) the name and address of the Calculation Agent, if other than the Trustee;

                  (18) if other than United States dollars or denominations of $1,000 and integral multiples thereof, the authorized currency or denominations in which Notes shall be issued; and

                  (19) all other information necessary for the issuance of such Note not inconsistent with the provisions of this Indenture; or

         (b) confirmation given to the Trustee by an officer of the Company designated by an Officers' Certificate, by telephone, confirmed by telex or facsimile or similar writing, of the information given to the Trustee by an Authorized Agent for the issuance of a Note, and the written order of the Company to authenticate such Note and to make it available for delivery.

COMPOSITE QUOTATIONS:

         The term "Composite Quotations" shall mean the daily statistical release "Composite 3:30 P.M. Quotations for U. S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York.



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CONSOLIDATED NET TANGIBLE ASSETS:

         The term "Consolidated Net Tangible Assets" shall mean the aggregate amount of assets included on the most recent consolidated balance sheet of the Company and its subsidiaries, less applicable reserves and other properly deductible items and after deducting therefrom (a) all current liabilities and
(b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other like intangibles, all in accordance with generally accepted accounting principles consistently applied.

CUSIP:

         The term "CUSIP" shall mean the registered trademark "Committee on Uniform Securities Identification Procedures" or "CUSIP" and a unique system of identification of each public issue of a security owned by the American Bankers Association and administered by Standard and Poor's Corporation, as agent of the American Bankers Association.

DEPOSITARY:

         The term "Depositary" shall mean, unless otherwise specified by the Company, The Depository Trust Company, New York, New York, or any successor thereto registered as a Clearing Agency under the Securities and Exchange Act of 1934, as amended, or any successor statute or regulation.

DESIGNATED CMT TELERATE PAGE:

         The term "Designated CMT Telerate Page" shall mean the display on Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) or, if no such page is specified in the applicable Pricing Supplement, page 7052.

DESIGNATED CMT MATURITY INDEX:

         The term "Designated CMT Maturity Index" shall mean the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated or, if no such maturity is specified in the applicable Pricing Supplement, 2 years.

DESIGNATED LIBOR CURRENCY:

         The term "Designated LIBOR Currency" shall mean the currency or composite currency specified in the applicable Company Order as to which LIBOR shall be calculated or, if no such currency or composite currency is specified in the applicable Company Order, United States dollars.

DESIGNATED LIBOR PAGE:

         The term "Designated LIBOR Page" shall mean either (a) the display on the Reuters Monitor Money Rates Service (or any successor service) on the page specified in such Company Order (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency (if "LIBOR Reuters" is specified in the applicable Company Order), or (b) the display on Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable Company Order (or any other page as may replace such page on such service) for the purpose of



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displaying the London interbank rates of major banks for the Designated LIBOR
Currency (if "LIBOR Telerate" is specified in the applicable Company Order or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Company Order as the method for calculating LIBOR).

ELEVENTH DISTRICT COST OF FUNDS RATE:

         The term "Eleventh District Cost of Funds Rate" shall mean, with respect to any Eleventh District Cost of Funds Rate Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. (or any successor service) on page 7058 ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

ELEVENTH DISTRICT COST OF FUNDS RATE INTEREST DETERMINATION DATE:

         The term "Eleventh District Cost of Funds Rate Interest Determination Date" shall mean any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate.

FEDERAL FUNDS RATE:

         The terms "Federal Funds Rate" shall mean, with respect to any Federal Funds Rate Interest Determination Date, the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", as such rate is displayed on Bridge Telerate, Inc. (or any successor service) on page 120 ("Telerate Page 120"), or, if such rate does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)." If such rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate



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



Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

FEDERAL FUNDS RATE INTEREST DETERMINATION DATE:

         The term "Federal Funds Rate Interest Determination Date" shall mean any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate.

FINAL MATURITY DATE:

         The term "Final Maturity Date" shall mean the date beyond which the Stated Maturity of a particular Note may not be extended at the option of the Company.

FIXED RATE AMORTIZING NOTE:

         The term "Fixed Rate Amortizing Note" shall mean a Fixed Rate Note which is an Amortizing Note.

FIXED RATE NOTE:

         The term "Fixed Rate Note" shall mean a Note which bears interest at a fixed rate (which may be zero in the case of a Zero Coupon Note) specified in the applicable Company Order.

FLOATING RATE NOTE:

         The term "Floating Rate Note" shall mean a Note which bears interest at a variable rate determined by reference to an interest rate formula, and includes a CD Rate Note, a CMT Rate Note, a Commercial Paper Rate Note, an Eleventh District Cost of Funds Rate Note, a Federal Funds Rate Note, a LIBOR Note, a Prime Rate Note or a Treasury Rate Note.

FUNDED INDEBTEDNESS:

         The term "Funded Indebtedness" shall mean notes, bonds, debentures or other similar evidences of indebtedness for money borrowed which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such debt.

GLOBAL NOTE:

         The term "Global Note" shall mean a single Note that is issued to evidence Notes having identical terms and provisions, which is delivered to the Depositary or pursuant to instructions of the Depositary and which shall be registered in the name of the Depositary or its nominee.

H.15(519):

         The term "H.15(519)" shall mean the weekly publication "Statistical Release H.15(519), Selected Interest Rates" or any successor publication published by the Board of Governors of the Federal Reserve System.



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H.15 DAILY UPDATE:

         The term "H.15 Daily Update" shall mean the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

HIGHEST LAWFUL RATE:

         The term "Highest Lawful Rate" shall mean at the particular time in question the maximum rate of interest which, under applicable law, the Holders are then permitted to charge on the Notes. If the maximum rate of interest which, under applicable law, the Holders are permitted to charge on the Notes shall change after the date of this Indenture Supplement, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Company. For purposes of determining the Highest Lawful Rate under the applicable law of the State of Texas, the applicable rate ceiling shall be (a) the weekly rate ceiling described in and computed in accordance with the provisions of Articles 5069.1D and 5069.1H.002, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 5069.1D") or (b) if the parties subsequently contract as allowed by applicable law, the quarterly ceiling or the annualized ceiling computed pursuant to Art. 5069.1D; provided, however, that at any time the weekly rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Section 1D.009 of said Art. 5069.1D shall control for purposes of such determination, as applicable.

INDEX MATURITY:

         The term "Index Maturity" of a particular Floating Rate Note shall mean the period to Stated Maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases of such Floating Rate Note is calculated, as specified in the applicable Company Order.

INITIAL INTEREST RATE:

         The term "Initial Interest Rate" for a particular Floating Rate Note shall mean the interest rate specified in the applicable Company Order as in effect from the Original Issue Date of such Floating Rate Note to its first Interest Reset Date.

INITIAL REDEMPTION DATE:

         The term "Initial Redemption Date" shall mean the earliest date, if any, on which a particular Note shall be redeemable at the option of the Company prior to the Stated Maturity of such Note, as specified in the applicable Company Order.

INTEREST ACCRUAL PERIOD:

         The term "Interest Accrual Period" for a particular Floating Rate Note shall mean the period from the date of issue of such Floating Rate Note, or from an Interest Reset Date, if any, to its next subsequent Interest Reset Date.



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



INTEREST DETERMINATION DATE:

         The term "Interest Determination Date" shall mean, with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate, the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate shall be the last working day of the month immediately preceding the applicable Interest Reset Date on which the FHLB of San Francisco publishes the Index; and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" shall be the applicable Interest Reset Date. With respect to the Treasury Rate, the "Interest Determination Date" shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless such Monday is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday although such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" shall be such preceding Friday; provided, further, that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date shall be postponed to the next succeeding Business Day. The "Interest Determination Date" pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the applicable Interest Reset Date.

INTEREST PAYMENT DATE:

         (a) The term "Interest Payment Date" shall mean with respect to a Floating Rate Note, including a Floating Rate Amortizing Note, which has an Interest Reset Date reset (1) daily, weekly or monthly: the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable Company Order, (2) quarterly: the third Wednesday of March, June, September and December of each year, as specified in the applicable Company Order, (3) semiannually: the third Wednesday of the two months of each year, as specified in the applicable Company Order; (4) annually: the third Wednesday of the month of each year, as specified in the applicable Company Order, and, in each case, the Maturity Date of such Floating Rate Note and, with respect to defaulted interest on such Floating Rate Note, the date established by the Company for the payment of such defaulted interest. If any Interest Payment Date (other than at Maturity) for any Floating Rate Note would fall on a day that is not a Business Day with respect to such Floating Rate Note, such Interest Payment Date will be the immediately following day that is a Business Day with respect to such Floating Rate Note, except that, in the case of a LIBOR Note, if such Business Day with respect to such Floating Rate Note is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding London Business Day.

         (b) The term "Interest Payment Date" shall mean with respect to a Fixed Rate Note, including a Fixed Rate Amortizing Note, each March 1 and September 1, or such other dates which are specified in the applicable Company Order during the period such Fixed Rate Note is outstanding, the Maturity Date of such Fixed Rate Note, and with respect to defaulted interest on such Fixed Rate Note, the date established by the Company for the payment of such defaulted interest.

         (c) Notwithstanding the foregoing, the first Interest Payment Date for any Note originally issued between a Record Date and the next Interest Payment Date shall be the Interest Payment Date following the next succeeding Record Date.

INTEREST RATE:

         (a) The term "Interest Rate" for a particular Floating Rate Note shall mean (1) from the date of issue of such Floating Rate Note to the first Interest Reset Date for such Floating Rate Note, the Initial Interest Rate, and (2) each Interest Accrual Period commencing on or after such First Interest Reset Date, the Base Rate with reference to the Index Maturity for such Floating Rate Note as specified in the applicable Company Order plus or minus the Spread, if any, multiplied by the Spread Multiplier, if any; PROVIDED that in the event no Spread or Spread Multiplier is provided in such Company Order, the Spread and Spread Multiplier shall be zero and one, respectively; PROVIDED, FURTHER, in no event shall the Interest Rate be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any; PROVIDED, FURTHER, the Interest Rate in effect for the ten days immediately prior to Maturity will be the Interest Rate in effect on the tenth day preceding such Maturity; and PROVIDED, FURTHER, the Interest Rate will in no event be higher than the maximum rate permitted by Texas or other applicable law, as the same may be modified by United States federal laws of general application.

         (b) The term "Interest Rate" for a particular Fixed Rate Note shall mean the interest rate specified in the applicable Company Order.

INTEREST RATE BASIS:

         The term "Interest Rate Basis" shall mean with respect to (a) CD Rate Notes, the CD Rate, (b) CMT Rate Notes, the CMT Rate, (c) Commercial Paper Rate Notes, the Commercial Paper Rate, (d) Eleventh District Cost of Funds Note, the Eleventh District Cost of Funds Rate, (e) Federal Funds Rate Notes, the Federal Funds Rate, (f) LIBOR Notes, LIBOR, (g) Prime Rate Notes, the Prime Rate, (h) Treasury Rate Notes, the Treasury Rate, and (i) any other Floating Rate Note, the interest rate formula which determines the variable rate at which such Note bears interest.

INTEREST RESET DATE:

         The term "Interest Reset Date" shall mean, in the case of a Floating Rate Note specified in the applicable Company Order as being reset (a) daily: each Business Day; (b) weekly: the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which reset the Tuesday of each week, except as specified below); (c) monthly: the third Wednesday of each month (with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis which will reset on the first calendar day of the month); (d) quarterly: the third Wednesday of March, June, September and December; (e) semiannually: the third Wednesday of the two months specified in the applicable Company Order; and (f) annually: the third Wednesday of the month specified in the applicable Company Order. If any Interest Reset Date for a Floating Rate Note would otherwise be a day which is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding London Business Day. If, in the case of a Treasury Rate Note, an Interest Reset Date shall fall on a day on which the Treasury auctions Treasury Bills, then such Interest Reset Date shall instead be the first Business Day immediately following such auction.

INTEREST RESET PERIOD:

         The term "Interest Reset Period" shall mean for:

                  (a) each Floating Rate Note on which interest is reset monthly, quarterly, semiannually or annually, and each Fixed Rate Note, the period:

                           (1) beginning on and including the Original Issue
                  Date of such Note or the most recent Interest Payment Date on which interest was paid on such Note, and

                           (2) ending on but not including the next Interest
                  Payment Date or, for the last Interest Reset Period, the Maturity Date, of such Note;

                  (b) each Floating Rate Note on which interest is reset daily or weekly, the period:

                           (1) beginning on and including the Original Issue
                  Date of such Floating Rate Note, or beginning on but excluding the most recent Record Date through which interest was paid on such Note, and

                           (2) ending on and including the next Record Date or,
                  for the last Interest Reset Period, ending on but excluding the Maturity Date, of such Note;

PROVIDED, HOWEVER, that the first Interest Reset Period for any Note which has its Original Issue date after a Record Date and prior to its next Interest Payment Date, shall begin on and include such Original Issue Date and (i) end on and include the next Record Date for Floating Rate Notes on which interest is reset daily or weekly, and (ii) end on but not include the second Interest Payment Date after the Original Issue Date for all other Notes.

ISSUE PRICE:

         The term "Issue Price" shall mean the price expressed as a percentage of the aggregate principal amount of a Note at which such Note is issued.

LIBOR:

         The term "LIBOR," unless otherwise indicated in the applicable Company Order, shall mean, with respect to any LIBOR Interest Determination Date, the rate determined:

                  (i) With respect to any LIBOR Interest Determination Date, LIBOR shall be either: (a) if "LIBOR Telerate" is specified in the applicable Company Order or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Company Order as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in such Company Order, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date; or (b) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated

         LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

                  (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agents) in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable Company Order and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

LIBOR INTEREST DETERMINATION DATE:

         The term "LIBOR Interest Determination Date" shall mean any Interest Determination Date relating to a LIBOR Note.

LIBOR NOTES:

         The term "LIBOR Notes" shall mean Floating Rate Notes which are specified in the applicable Company Order as bearing interest at an interest rate calculated with reference to LIBOR.

LONDON BUSINESS DAY:

         The term "London Business Day" shall mean any day on which dealings in the Designated LIBOR Currency are transacted in the London interbank market.

MATURITY DATE:

         The term "Maturity Date," when used with respect to any Note, shall mean the date on which the principal of such Note or an installment of principal becomes due and payable in accordance with its terms and the terms of this Indenture as therein or herein provided, whether at Stated Maturity, upon declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise.

MAXIMUM INTEREST RATE:

         The term "Maximum Interest Rate" shall mean the maximum rate of interest, if any, which may be applicable to any Floating Rate Note during any Interest Accrual Period as specified in the applicable Company Order.

MINIMUM INTEREST RATE:

         The term "Minimum Interest Rate" shall mean the minimum rate of interest, if any, which may be applicable to any Floating Rate Note during any Interest Accrual Period as specified in the applicable Company Order.

MONEY MARKET YIELD:

         The term "Money Market Yield" shall be the yield (expressed as a percentage) calculated in accordance with the following formula:

             Money Market Yield = [(D x 360)/(360 - (D x M))] x 100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

NOTEHOLDER; HOLDER:

         The terms "Noteholder" or "Holder" shall mean any Person in whose name at the time a particular Note is registered in the register of the Company kept for that purpose in accordance with the terms hereof.

OFFICERS' CERTIFICATE:

         The term "Officers' Certificate" when used with respect to the Company, shall mean a certificate signed by the Chairman of the Board, the President or any Vice President and by the Secretary or an Assistant Secretary of the Company.

OPTIONAL INTEREST RESET DATE:

         The term "Optional Interest Reset Date" shall mean each date on which the interest rate on a Fixed Rate Reset Note or the Spread and/or Spread Multiplier of a Floating Rate Reset Note may be reset at the option of the Company.

ORIGINAL ISSUE DATE:

         The term "Original Issue Date" shall mean for a particular Note, or portions thereof, the date upon which it, or such portion, was issued by the Company pursuant to this Indenture or any indenture supplemental thereto and authenticated by the Trustee (other than in connection with a transfer, exchange or substitution).

ORIGINAL ISSUE DISCOUNT NOTE:

         The term "Original Issue Discount Note" shall mean (i) a Note that has a "stated redemption price at maturity" that exceeds its "issue price", each as defined for United States federal income tax purposes, by at least 0.25% of its stated redemption price at maturity multiplied by the number of complete years from the Original Issue Date to the Stated Maturity for such Note (or in the case of a Note that provides for payment of any amount other than the "qualified stated interest", as defined for United States federal income tax purposes, prior to maturity, the weighted average maturity of the Note) and (ii) any other Note designated by the Company in the applicable Company Order as issued with original issue discount for United States federal income tax purposes.

PERSON:

         The term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PRIME RATE:

         The term "Prime Rate" for a particular Floating Rate Note, unless otherwise indicated in the applicable Company Order, shall mean, with respect to any Prime Rate Interest Determination Date, the rate on such date as published in H.15(519) under the caption "Bank Prime Loan" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies (which may include affiliates of the Agents) to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

PRIME RATE NOTES:

         The term "Prime Rate Notes" shall mean Floating Rate Notes which are specified in the applicable Company Order as bearing interest at an interest rate calculated with reference to the Prime Rate.

PRINCIPAL AMOUNT:

         The term "principal amount" with respect to any Note shall mean the principal amount thereof set forth in the applicable Company Order; PROVIDED that in the case of any Original Issue Discount Note, its principal amount as of
(i) any date that the principal amount of such Note is to be repaid prior to its Stated Maturity, whether upon declaration of acceleration, call for redemption, repayment at the option of the Noteholder or otherwise, or (ii) any date that any consent, notice, request, direction, waiver or suit by the Noteholders shall be deemed to be given, made or commenced under this Indenture, such term shall mean the Amortized Face Amount of such Note as of such date.

PRINCIPAL FINANCIAL CENTER:

         The term "Principal Financial Center" shall mean the capital city of the country to which the Designated LIBOR Currency relates (or, in the case of EUR, Luxembourg and London), except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, London, Johannesburg and Zurich, respectively.

RECORD DATE:

         The term "Record Date" shall mean for the Interest Payment Date for the payment of interest for an Interest Reset Period for a particular Note, unless otherwise specified in the applicable Company Order, (a) the day which is fifteen calendar days immediately prior to such Interest Payment Date, whether or not such day is a Business Day, (b) the Maturity Date of such Note, unless such Maturity Date for a Fixed Rate Note is a January 1 or a July 1, in which event the Record Date will be as provided in clause (a), and (c) a date which is not less than five Business Days immediately preceding the Interest Payment Date of defaulted interest on such Note established by notice given by first-class mail by or on behalf of the Company to the Holder of such Note not less than fifteen calendar days prior to such Interest Payment Date.

REDEMPTION DATE:

         The term "Redemption Date" for a Note shall mean the date fixed for the redemption of such Note in accordance with the provisions of this Indenture.

RESET NOTE:

         The term "Reset Note" shall mean a Fixed Rate Note, with respect to which the Company has the option to reset the interest rate, and a Floating Rate Note, with respect to which the Company has the option to reset the Spread and/or Spread Multiplier.

REUTERS SCREEN USPRIME1 PAGE:

         The term "Reuters Screen USPRIME1" shall mean the display designated as page "USPRIME1" on the Reuters Monitor Money Rate Service (or such other page which may replace the USPRIME1 page on such service) for the purpose of displaying the prime rate or base lending rate of major United States banks.

SPREAD:

         The term "Spread" applicable to a particular Floating Rate Note shall mean the number of Basis Points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note as specified in the applicable Company Order, used in the calculation of the Interest Rate for such Floating Rate Note.

SPREAD MULTIPLIER:

         The term "Spread Multiplier" applicable to a particular Floating Rate Note shall mean the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note as specified in the applicable Company Order, used in the calculation of the Interest Rate for such Floating Rate Note.

STATED MATURITY:

         The term "Stated Maturity," when used with respect to any Note, shall mean the date specified in such Note as the date on which the principal of such
Note is due and payable.

TREASURY:

         The term "Treasury" shall mean the United States Department of the Treasury.

TREASURY BILLS:

         The term "Treasury Bills" shall mean direct obligations of the United States.

TREASURY RATE:

         The term "Treasury Rate" for a particular Floating Rate Note, unless otherwise indicated in the applicable Company Order, shall mean, with respect to any Treasury Rate Interest Determination Date, the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of Treasury Bills having the Index Maturity specified in the applicable Company Order under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 ("Telerate Page 56") or page 57 ("Telerate Page 57") or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Company Order are not so published by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate shall be the rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable Company Order as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Auction High" or, if not yet published by 3:00 P.M.,

New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Company Order; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date shall be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

TREASURY RATE NOTES:

         The term "Treasury Rate Notes" shall mean Floating Rate Notes which are specified in the applicable Company Order as bearing interest at an interest rate calculated with reference to the Treasury Rate.

TRUSTEE:

         The term "Trustee" shall mean Chase Bank of Texas, National Association and shall also include any successor Trustee.

YIELD TO MATURITY:

         The term "Yield to Maturity" shall mean for a particular Note the yield to maturity of such Note, computed in accordance with generally accepted United States bond yield computation principles and expressed as a percentage, specified in the applicable Company Order.

ZERO COUPON NOTE:

         The term "Zero Coupon Note" means a Note issued at a price representing a discount from the principal amount payable at maturity and bearing a zero fixed rate of interest.

                                   ARTICLE TWO

                         Terms and Issuance of the Notes

         Section 2.01. Issuance and Designation. A Series of Senior Debt Securities which shall be designated as the Company's "Medium-Term Notes, Series C" shall be executed, authenticated and delivered from time to time in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Indenture and this Indenture Supplement (including the form of Notes set forth in Exhibits A and B). The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture Supplement shall not, except as permitted by the provisions of the Indenture, exceed $400,000,000.

         Section 2.02. Form and Other Terms of Notes; Incorporation of Terms.
(a) Subject to subsection (b) below, the Notes shall be in the form attached hereto as Exhibits A and B, respectively. The Notes shall be registered in such names, shall be in such amounts and shall have such Original Issue Dates, Interest Rates, Maturity Dates, Redemption Dates, if any, Initial Redemption Percentages, if any, and Annual Redemption Percentage Reductions, if any, and such other terms as are communicated by the Company to the Trustee in accordance with the Administrative Procedures described in the Distribution Agreement, dated January 27, 2000, between the Company and the agents named therein. The terms of such Notes are herein incorporated by reference and are part of this Indenture Supplement.

         (b) Any Note may be issued without the consent of the Holders of any Notes in any such other form or forms and have such other term or terms that may be established consistent with the Indenture and this Indenture Supplement, including, but not limited to, Notes denominated in a foreign currency ("Foreign Currency Notes"), and Notes that initially bear interest at a fixed rate or floating rate through a certain date and then bear interest as established by a remarketing agent for either a period of 365 days or less or a period of more than 365 days ("Remarketed Notes").

         Section 2.03. Depository for Global Securities. The Depositary for any Global Securities of the series of which this Note is a part shall be the Depository Trust Company in The City of New York.

         Section 2.04. Place of Payment. The Place of Payment in respect of the Notes will be at the principal office or agency of the Company in Dallas, Texas or at the office or place of business of the Trustee or its successor in trust under the Indenture, which, at the date hereof, is located at Chase Global Trust, 450 W. 33rd, 15th Floor, New York, New York 10001.

                                  ARTICLE THREE

                              Additional Covenants

         Section 3.01. Limitation on Liens. The following provisions shall apply to the Notes unless specifically otherwise provided in a series supplement.

         (a) The Company will not itself, and will not permit any subsidiary (other than Centex Financial Services, Inc. and its subsidiaries) to, issue, assume or guarantee any indebtedness for borrowed money if such borrowed money is secured by a mortgage, pledge, security interest, lien or other encumbrance (any such mortgage, pledge, security interest, lien or other encumbrance being hereinafter in this Section 3.01 referred to as a "Lien") upon or with respect to any of the properties or assets of the Company or any such subsidiary or on any shares of capital stock or other equity interests of any subsidiary that owns property or assets (other than Centex Financial Services, Inc. and its subsidiaries), whether, in each case, owned at the date of this Indenture Supplement or thereafter acquired, unless the Company makes effective provision whereby the Notes shall be secured by such Lien equally and ratably with any and all other borrowed money thereby secured; provided, however, that the foregoing restrictions shall not be applicable to:

             (i) Any Lien existing on any of the Company's properties or assets or shares of capital stock or other equity interests at the date of this Indenture Supplement;

             (ii) Any Lien created by a subsidiary in favor of the Company or any wholly-owned subsidiary;

             (iii) Any Lien on any asset of any corporation or other entity (or on any accession or improvement to such asset or any proceeds thereof) existing at the time such corporation or other entity becomes a subsidiary;

             (iv) Any Lien on any asset of any corporation or other entity (or on any accession or improvement to such asset or any proceeds thereof) existing at the time such corporation or other entity is merged or consolidated with or into the Company or a subsidiary;

             (v) Any Lien on any asset existing at the time of acquisition thereof (or on any accession or improvement to such asset or any proceeds thereof) by the Company or any subsidiary;

             (vi) Any Lien on any asset (or on any accession or improvement to such asset or any proceeds thereof) securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset or the making of any improvement thereof; provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof or the making of such improvement;

             (vii) Any Lien incurred in connection with pollution control, industrial revenue or any similar financing;

             (viii) Any Lien arising out of the refinancing, extension, renewal or replacement of any of the Liens permitted by any of clauses (i) through (vii) above; provided that such Indebtedness is not increased and is not secured by any additional assets; and

             (ix) any Lien imposed by law.

         (b) Notwithstanding the provisions of subsection (a) of this Section 3.01, the Company or any subsidiary may issue, assume or guarantee indebtedness for borrowed money secured by a Lien which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other such secured borrowings of the Company and its subsidiaries and the Attributable Debt (as defined below) in respect of Sale and Lease-Back Transactions (as defined in Section 3.02) existing at such time (other than Sale and Lease-Back Transactions not subject to the limitation contained in Section 3.02), does not at the time exceed twenty percent (20%) of the Consolidated Net Tangible Assets of the Company and its subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Company. The term "Attributable Debt" as used in this paragraph shall mean, as of any particular time, the present value of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         Section 3.02. Limitation on Sale and Lease-Back Transactions. The Company will not, nor will it permit any subsidiary to, enter into any arrangement with any person (other than the Company) providing for the leasing by the Company or a subsidiary of any of its properties or assets (except for temporary leases for a term of not more than three (3) years and except for sales and leases of model homes), which property has been or is to be sold or transferred by the Company or such subsidiary to such person (herein referred to as a "Sale and Lease-Back Transaction"), unless (a) the net proceeds to the Company or such subsidiary from such sale or transfer equal or exceed the fair value (as determined by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or the principal financial officer of the Company) of the property so leased, (b) the Company or such subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased pursuant to
Section 3.01, (c) the Company shall, and in any such case the Company covenants that it will, apply an amount equal to the fair value (as determined by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or the principal financial officer of the Company) of the property so leased to the retirement (other than any mandatory retirement), within 180 days of the effective date of any such Sale and Lease-Back Transaction, of Funded Indebtedness of the Company, (d) such Sale and Lease-Back Transaction relates to a sale which occurred within 180 days from the date of acquisition of such property by the Company or a subsidiary or the date of the completion of construction or commencement of full operations on such property, whichever is later, or (e) such transaction was consummated prior to the date of this Indenture Supplement.

                                  ARTICLE FOUR

                                   Defeasance

         Section 4.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at any time, with respect to the Notes, elect to have either
Section 13.01 of the Indenture or Section 4.03 of this Indenture Supplement be applied to all outstanding Notes upon compliance with the conditions set forth in Article Thirteen of the Indenture and below in this Article Four.

         Section 4.02. Legal Defeasance. Upon the Company's exercise under
Section 4.01 of the option applicable to Section 13.01 of the Indenture, the Company may terminate its obligations under the Notes, the Indenture and this Indenture Supplement by complying with the terms and conditions of Section 13.01 of the Indenture; provided, however, that the Opinion of Counsel delivered to the Trustee will also state that either (A) the Company has received from, or there has been published by, the Internal Revenue Service, a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

         Section 4.03. Covenant Defeasance. Upon the Company's exercise under
Section 4.01 of the option applicable to this Section 4.03, the Company shall be released from its obligations under the covenants contained in Article Three of this Indenture Supplement with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied ("Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of the Indenture and such Notes shall be unaffected thereby. In addition, the Company's exercise under Section 4.01 of the option applicable to this Section 4.03 shall not constitute an Event of Default.

         Section 4.04. Conditions to Covenant Defeasance. The following shall be the conditions to the application of Section 4.03 to the outstanding Notes:

         (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the holders of such Notes for that purpose, money or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient, as verified in a Certificate of a Firm of Independent Public Accountants, without consideration of any reinvestment of such interest, to pay principal of and interest or sinking funds on the outstanding Notes to maturity or redemption as the case may be, provided that the Trustee or any paying agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest and said sinking fund with respect to the Notes. The Company may make an irrevocable deposit pursuant to this Section 4.04 only if at such time the Company shall have delivered to the Trustee and any such paying agent an Officers' Certificate and an Opinion of Counsel, each stating that all conditions herein precedent to the satisfaction and discharge of this Indenture have been complied with and the Opinion of Counsel further states that the making of such deposit (i) does not contravene or violate any provision of any indenture, mortgage, loan agreement or other similar agreement known to such counsel to which the Company is a party or by which it or any of its property is bound, (ii) does not require registration by the deposit referred to above under the Investment Company Act of 1940, as amended, and (iii) to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

         Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.06, 2.08, 5.01, 5.02, 5.05, 6.01, 8.06, 8.10, 13.04 and 13.05 of the
Indenture shall survive until the Notes are no longer outstanding. Thereafter, the Company's obligations in Section 8.06, 13.04 and 13.05 of the Indenture shall survive.

                                  ARTICLE FIVE

                                  Miscellaneous

         Section 5.01. Ratification of Indenture. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

         Section 5.02. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture Supplement by any of the provisions of the Trust Indenture Act, such required provisions shall control.

         Section 5.03. Effect of Headings. The article and section headings herein are included for convenience only and shall not affect the construction hereof.

         Section 5.04. Counterparts. This Indenture Supplement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         Section 5.05. Severability. In case any provision of this Indenture Supplement or in the Senior Notes shall be found invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 5.06. Benefits of Indenture Supplement. Nothing in this Indenture Supplement or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture Supplement.

         Section 5.07. Acceptance of Trusts. Chase Bank of Texas, National Association hereby accepts the trusts in this Indenture Supplement declared and provided, upon the terms and conditions herein and in the Indenture set forth.

         Section 5.08. Governing Law. This Indenture Supplement and each Note issued hereunder shall be deemed to be a contract made under the laws of the State of Texas, and for all purposes shall be construed in accordance with the laws of said State.

         Section 5.09. Compliance with Law. It is the intent of the Company and the Holders of the Notes to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Holders of the Notes and the Company are hereby limited by the provisions of this Section 5.09 which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged or received under this Indenture Supplement or the Notes or otherwise, exceed the Highest Lawful Rate. If, from any possible construction of any document, interest would otherwise be payable in excess of the Highest Lawful Rate, any such construction shall be subject to the provisions of this Section 5.09 and such document shall be automatically reformed and the interest payable shall be automatically reduced to the Highest Lawful Rate, without the necessity of execution of any amendment or new document. If the Holders shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Highest Lawful Rate, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Notes in the inverse order of its maturity and not to the payment of interest, or refunded to the Company if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate the maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Holders do not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to the Holders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of the Notes so that the amount of interest on account of the Notes does not exceed the Highest Lawful Rate.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Indenture Supplement to be duly executed by their respective officers thereunto duly authorized and their respective seals duly attested to be hereunto affixed all as of the day and year first above written.

                                    CENTEX CORPORATION

[SEAL]


Attest:                             By:  /s/ Vicki A. Roberts
                                       --------------------------
                                         Vicki A. Roberts
                                         Vice President and Treasurer

     /s/ Drew F. Nachowiak
--------------------------
     Drew F. Nachowiak
     Assistant Secretary


                                    CHASE BANK OF TEXAS, NATIONAL
                                    ASSOCIATION, as Trustee


[SEAL]


Attest:                             By:  /s/ John G. Jones
                                       --------------------------------
                                         Name:    John G. Jones
                                         Title:   Vice President

         /s/ Dennis J. Roemlein
--------------------------------
Name:    Dennis J. Roemlein
Title:   Vice President

STATE OF TEXAS           )
                         )
COUNTY OF DALLAS         )

         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared Vicki A. Roberts and Drew F. Nachowiak, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said CENTEX CORPORATION, a Nevada corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 26 day of January, 2000.

                                    /s/ REBECCA L. ARREDONDO
                                    -------------------------------------------
                                    Notary Public in and for the State of Texas

                                    Rebecca L. Arredondo
My commission expires:              -------------------------------------------
                                    Printed Name of Notary Public
        5/10/03
--------------------------


STATE OF TEXAS           )
                         )
COUNTY OF HARRIS         )

         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared John G. Jones and Dennis J. Roemlein, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, and that they executed the same as the act of said national banking association for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 27 day of January, 2000.

                                    /s/ CASSANDRA M. EDMONDSON
                                    -------------------------------------------
                                    Notary Public in and for the State of Texas

                                    Cassandra M. Edmondson
My commission expires:              -------------------------------------------
                                    Printed Name of Notary Public
        3/17/2003
--------------------------

                                                                       EXHIBIT A


                          GLOBAL SENIOR FIXED RATE NOTE

REGISTERED                                                      PRINCIPAL AMOUNT
NO.                                                             $
   --------

                               CENTEX CORPORATION
                        Senior Medium-Term Note, Series C
                                   Fixed Rate

         Unless this Senior Note is presented by an authorized representative of The Depository Trust Company, a New York corporation, 55 Water Street, New York, New York ("DTC"), to Centex Corporation, a Nevada corporation (herein called the "Company," which term includes any successor person under the Indenture referred to on the reverse hereof), or its agent for registration of transfer, exchange or payment, and any Senior Note issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         Unless and until it is exchanged in whole or in part for Senior Notes in certificated form, this Senior Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor of DTC.

         The following summary of terms is subject to the provisions set forth below:


CUSIP No.:                                                  OPTION TO ELECT REPAYMENT:                  [ ] Yes [ ] No

ORIGINAL ISSUE DATE(S):                                     OPTIONAL REPAYMENT DATE:                    [ ] Yes [ ] No

PRINCIPAL AMOUNT:                                           CURRENCY:

STATED MATURITY DATE:                                       OPTIONAL INTEREST RESET:                    [ ] Yes [ ] No

INTEREST RATE:                                              OPTIONAL INTEREST RESET DATES:

INTEREST PAYMENT DATES:                                     ORIGINAL ISSUE
                                                              DISCOUNT NOTE:                            [ ] Yes [ ] No
RECORD DATES:                                               ISSUE PRICE (percentage of principal):

OPTIONAL REDEMPTION:            [ ] Yes [ ] No              YIELD TO MATURITY:

INITIAL REDEMPTION DATE:

AMORTIZING NOTE:                [ ] Yes [ ] No              ANNEX ATTACHED (and incorporated
                                                              by reference herein):                     [ ] Yes [ ] No

AUTHORIZED DENOMINATION:                                    OTHER/ADDITIONAL PROVISIONS:
         [ ]  $1,000 and integral multiples
         thereof
         [ ]  Other:

         The Company, for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum specified above, in such coin or currency of the ________________ as at the time of payment is legal tender for payment of public and private debts, on the Maturity Date specified above and to pay interest thereon, in such coin or currency, from and including the Original Issue Date (or if this Global Senior Note has two or more Original Issue Dates, interest shall, beginning on each such Original Issue

Date, begin to accrue for that part of the principal amount to which such Original Issue Date is applicable) specified above, or from and including the most recent Interest Payment Date specified above to which interest has been paid or duly provided for, as the case may be. Interest shall be paid in arrears semiannually on each Interest Payment Date in each year commencing on (a) the first such Interest Payment Date next succeeding the earliest Original Issue Date or Dates, or (b) if such Original Issue Date is after a Record Date and prior to the first Interest Payment Date, on the second Interest Payment Date, at a rate per annum from time to time equal to the lesser of (i) the Highest Lawful Rate (as defined in the Indenture) or (ii) the per annum Interest Rate set forth above until Maturity and the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Senior Note is registered at the close of business on the Record Date specified above next preceding such Interest Payment Date; PROVIDED, HOWEVER, that if an Original Issue Date falls between a Record Date and the next Interest Payment Date, the first payment of interest with respect to such Original Issue Date will be made on the second Interest Payment Date subsequent to such Original Issue Date to the Person in whose name this Senior Note is registered at the close of business on the Record Date for such second Interest Payment Date; and PROVIDED, FURTHER, that interest payable on the Maturity Date or, if applicable, upon redemption, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and shall be paid to the Person in whose name this Senior Note is registered at the close of business on a Record Date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Senior Noteholders not less than fifteen calendar days prior to such Record Date. Payment of the principal of and any premium and interest on this Senior Note shall be made on or before 10:30 A.M., New York City time or such other time as shall be agreed upon between the Trustee and the Depositary, on the day on which such payment is due, by wire transfer into the account specified by the Depositary; PROVIDED, HOWEVER, that as a condition to the payment at the Maturity Date of any part of the principal and any applicable premium of this Global Senior Note, the Depositary shall surrender, or cause to be surrendered, this Global Senior Note to the Trustee. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but not any tax, assessment or governmental charge imposed on the Holder of this Senior Note.

         Under certain circumstances, this Global Senior Note is exchangeable in whole or from time to time in part for a definitive individual Senior Note or Senior Notes, with the same Original Issue Date or Dates, Maturity Date, Interest Rate and redemption and other provisions as provided herein or in the Indenture.

         The Indenture and the Senior Notes shall be governed by, and construed in accordance with, the laws of the State of Texas.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL SENIOR NOTE SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through a duly appointed and authorized authenticating agent, by manual signature of an authorized signatory, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
                                             CENTEX CORPORATION

    [SEAL]

                                             By:
                                                --------------------------------
                                                Vicki A. Roberts
                                                Vice President and Treasurer

ATTEST:



------------------------------------
Drew F. Nachowiak
Assistant Secretary


TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Indenture.

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Trustee



By:
   ---------------------------------
    Authorized Signatory

                   [REVERSE OF GLOBAL SENIOR FIXED RATE NOTE]

                               CENTEX CORPORATION
                  SENIOR FIXED RATE MEDIUM-TERM NOTE, SERIES C

         This Global Senior Note is one of, and a global security which represents Senior Notes which are part of, a duly authorized issue of Senior Debt Securities of the Company (herein called the "Senior Notes"), issued and to be issued in one or more Series under an Indenture dated as of October 1, 1998 (herein called the "Senior Indenture") between the Company and Chase Bank of Texas, National Association, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Senior Indenture), to which Senior Indenture and all indentures supplemental thereto (including the Indenture Supplement dated as of January ___, 2000 which authorizes the Senior Notes) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Senior Noteholders, and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. All terms used in this Senior Note which are defined in the Senior Indenture or in any indenture supplemental thereto but are not defined in this Senior Note shall have the meanings assigned to them in the Senior Indenture or in any indenture supplemental thereto.

         Each Senior Note shall be dated the date of its authentication by the Trustee. Each Senior Note shall also bear an Original Issue Date or Dates which with respect to this Global Senior Note (or any portion thereof) shall mean the date or dates of the original issue of the Senior Notes represented hereby as specified on the face hereof, and such Original Issue Date or Dates shall remain the same for all Senior Notes subsequently issued upon transfer, exchange or substitution of such original Senior Note (or such subsequently issued Senior Notes) regardless of their dates of authentication. The Senior Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption provisions, if any, and may otherwise vary, all as provided in the Senior Indenture.

         The indebtedness evidenced by the Senior Notes is, to the extent and in the manner provided in the Senior Indenture and the Indenture Supplement, senior in right of payment to certain indebtedness of the Company.

         Interest on this Senior Note will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Maturity. Unless otherwise specified on the face hereof, payments on this Senior Note with respect to any particular Interest Payment Date or the Maturity Date will include interest accrued from and including the applicable Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the particular Interest Payment Date or the Maturity Date. Interest on this Senior Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

         Unless otherwise specified on the face hereof or the Company Order, if this Senior Note is an Amortizing Note, payments with respect to this Senior Note will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. If this Senior Note is an Amortizing Note, a table setting forth the schedule of dates and amounts of payments of principal of and interest on this Senior Note or the formula for the amortization of principal and/or interest is set forth in an annex attached to this Senior Note.

         All percentages resulting from any calculation with respect to this Senior Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point rounded upward) and all dollar or foreign or composite currency amounts used in or resulting from any such calculation with respect to this Senior Note will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign or composite currency, to the nearest unit (with one-half cent or unit being rounded upward).

         If an Interest Payment Date or the Maturity Date for this Senior Note falls on a day that is not a Business Day, payment of principal, premium, if any, and interest to be made on such day with respect to this Senior Note will be made on the next succeeding day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

         This Senior Note will be redeemable at the option of the Company prior to its Stated Maturity Date only if an Initial Redemption Date is specified on the face hereof. If so specified, this Senior Note will be subject to redemption at the option of the Company on any date on and after such Initial Redemption Date in whole or from time to time in part in increments of $1,000 or any other integral multiple thereof, at the redemption prices specified in an annex attached to this Senior Note, plus accrued and unpaid interest to but excluding the date of redemption, but payments due with respect to this Senior Note prior to the date of redemption will be payable to the Holder of this Senior Note of record at the close of business on the relevant Record Date specified on the face hereof, all as provided in the Senior Indenture. Notice of such redemption shall be given by mailing by first-class mail a notice of such redemption not less than 20 nor more than 60 calendar days prior to the date fixed for redemption to the Holder of this Senior Note, in accordance with the provisions of the Senior Indenture. In the event of redemption of this Senior Note in part only, this Senior Note will be canceled and a new Senior Note or Senior Notes representing the unredeemed portion hereof will be issued in the name of the Holder hereof. This Senior Note is not subject to a sinking fund unless otherwise specified in an annex attached hereto.

         If so specified on the face of this Senior Note, (i) this Senior Note shall be subject to repayment, in whole or in part, prior to the Stated Maturity Date at the option of the Holder on a certain date or dates and at a certain price or prices, plus accrued and unpaid interest to but excluding the date of payment; and/or (ii) the Interest Rate specified on the face hereof may be reset by the Company in accordance with a formula or otherwise on the Optional Interest Reset Date or Dates specified on the face hereof.

         Notwithstanding anything herein to the contrary, if this Senior Note is an Original Issue Discount Note as specified on the face hereof, the amount payable in the event the principal amount hereof is declared to be due and payable immediately by reason of an Event of Default or in the event of redemption or repayment hereof prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount of this Senior Note as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of this Senior Note shall be the amount equal to the principal amount of this Senior Note multiplied by the Issue Price specified on the face hereof plus (b) the portion of the difference between the dollar amount thus obtained and the principal amount hereof that has accreted at the Yield to Maturity specified on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment but in no event shall the Amortized Face Amount of this Senior Note exceed the principal amount stated on the face hereof.

         In case an Event of Default shall have occurred and be continuing with respect to the Senior Notes, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture. The Senior Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding. An Event of Default with respect to the Senior Debt Security of any other Series issued under the Senior Indenture, including the failure to make any payment of principal or interest with respect thereto when and as due, will not be an Event of Default with respect to the Senior Notes.

         The Senior Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes at the time outstanding, evidenced as in the Senior Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Senior Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Senior Notes; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any Senior Notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable on the redemption thereof, without the consent of the Holder of each Senior Note so affected, or (ii) reduce the aforesaid percentage of Senior Notes, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of all Senior Notes then outstanding. It is also provided in the Senior Indenture that the Holders of a majority in aggregate principal amount of the Senior Notes at the time outstanding may on behalf of the Holders of all the Senior Notes waive any past default under the Senior Indenture and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Senior Notes. Any such consent or waiver by the Holder of this Global Senior Note (unless revoked as provided in the Senior Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Global Senior Note and of any Senior Note issued in exchange or substitution herefor, whether or not any notation of such consent or waiver is made upon this Global Senior Note.

         As set forth in, and subject to, the provisions of the Senior Indenture, no Holder of any Senior Notes will have any right to institute any proceeding with respect to the Senior Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of default in respect of the Senior Notes and the continuance thereof, and unless the Holders of not less than 25 percent in aggregate principal amount of the Senior Notes then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have furnished to the Trustee such reasonable indemnity as it may require, and the Trustee shall have failed to institute such proceeding within 60 calendar days; PROVIDED, HOWEVER, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Global Senior Note on or after the respective due dates expressed herein.

         THIS SENIOR NOTE IS A GLOBAL SENIOR NOTE REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SENIOR NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         If at any time the Depositary for this Global Senior Note notifies the Company that it is unwilling or unable to continue as Depositary for this Global Senior Note or if at any time the Depositary for this Global Senior Note shall no longer be registered as a clearing agency under the Securities Exchange Act of 1934, as amended, or any successor statute or regulation, the Company may appoint a successor Depositary with respect to this Global Senior Note. If (A) a successor Depositary for this Global Senior Note is not appointed by the Company within 60 calendar days after the Company receives such notice or becomes aware of such ineligibility, or (B) any Senior Notes are represented by this Global Senior Note at a time when an Event of Default with respect to the Senior Notes shall have occurred and be continuing, then in each case the Company's election to issue this Senior Note in global form shall no longer be effective with respect to this Global Senior Note and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Senior Notes in exchange for this Global Senior Note, shall authenticate and make available for delivery, individual Senior Notes of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Senior
Note in exchange for this Global Senior Note.

         If agreed by the Company and the Depositary with respect to Senior Notes issued in the form of this Global Senior Note, the Depositary for such Global Senior Note shall surrender this Global Senior Note in exchange in whole or in part for individual Senior Notes of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and make available for delivery, without a service charge, (1) to each Person specified by such Depositary, a new Senior Note or Senior Notes of like tenor and terms, and of any authorized denominations as requested by such Person in aggregate principal amount equal to and in exchange for the beneficial interest of such Person in this Global Senior Note, and (2) to such Depositary a new Global Senior Note of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of this Global Senior Note and the aggregate principal amount of Senior Notes delivered to Holders thereof.

         Under certain circumstances specified in the Senior Indenture, the Depositary may be required to surrender any two or more Global Senior Notes which have identical terms (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depositary a Global Senior Note in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Senior Notes surrendered to the Trustee, and such new Global Senior Note shall indicate each applicable Original Issue Date and the principal amount applicable to each such Original Issue Date.

         No reference herein to the Senior Indenture and no provision of this Global Senior Note or of the Senior Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Global Senior Note at the times, places and rates, and in the coin or currency, herein prescribed.

         The Senior Indenture contains provisions for the satisfaction and discharge of the Senior Indenture upon compliance by the Company with certain conditions specified therein, which provisions apply to this Senior Note.

         The Company, the Trustee, any paying agent and any Senior Debt Security Registrar (as defined in the Senior Indenture) for the Senior Notes may deem and treat the Holder hereof as the absolute owner of this Global Senior Note (whether or not this Global Senior Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any such Senior Debt Security Registrar), for the purpose of receiving payment hereof or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any such Senior Debt Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Global Senior Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         It is the intent of the Company and the Holders of this Senior Note to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Holders of this Senior Note and the Company are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged or received under this Senior Note or otherwise exceed the Highest Lawful Rate. If, from any possible construction of any document, interest would otherwise be payable in excess of the Highest Lawful Rate, any such construction shall be subject to the provisions of this paragraph and such document shall be automatically reformed and the interest payable shall be automatically reduced to the Highest Lawful Rate, without the necessity of execution of any amendment or new document. If the Holders of this Senior Note shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Highest Lawful Rate, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on this Senior Note in the inverse order of its maturity and not to the payment of interest, or refunded to the Company if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate the maturity of this Senior Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Holders of this Senior Note do not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to the Holders of this Senior Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of this Senior Note so that the amount of interest on account of this Senior Note does not exceed the Highest Lawful Rate.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Senior Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at

----------------------------------
----------------------------.

         If less than the entire principal amount of this Senior Note is to be repaid, specify the portion hereof (which shall be increments of ---------------) which the holder elects to have repaid and specify the denomination or denominations (which shall be an authorized denomination) not less than ----------- of the Senior Notes to be issued to the Holder for the portion of this Senior Note not being repaid (in the absence of any such specification, one such Senior Note will be issued for the portion not to be repaid).

Principal Amount
to be Repaid:


                                        $
---------------------------------         -----------------

CUSIP Number or other identifier:

Date:
     ----------------------------           ------------------------------------
                                            NOTICE: The signature(s) to this
                                            assignment must correspond with the
                                            name(s) as written upon the face of
                                            the within instrument in every
                                            particular, without alteration or
                                            enlargement or any change whatever.
                                            The signature(s) must be guaranteed
                                            by an "eligible guarantor
                                            institution" that is a member or
                                            participant in the Securities
                                            Transfer Agents Medallion Program,
                                            the Stock Exchange Medallion Program
                                            or the New York Stock Exchange, Inc.
                                            Medallion Program.

Notice: The signature(s) on this Option to Elect Repayment must correspond with the name(s) as written upon the face of this Senior Note in every particular, without alteration or enlargement or any change whatsoever.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -      as tenants in common                      UNIF GIFT
                                                         MIN ACT - ----------Custodian----------
TEN ENT -      as tenants by the entireties                          (Cust)            (Minor)
                                                                     Under Uniform Gifts
JT TEN -       as joint tenants with right of                        to Minors Act
               survivorship and not as tenants in                    ----------------------------
               common                                                         State

                      Additional abbreviations may also be used though not in the above list.

                              ---------------------

             FOR VALUE RECEIVED the undersigned hereby sell(s) assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
  OTHER IDENTIFYING NUMBER OF
  ASSIGNEE


--------------------------------------
--------------------------------------

--------------------------------------------------------------------------------


                   Please print or typewrite name and address
                      including postal zip code of assignee

--------------------------------------------------------------------------------
the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing
----------------------------------------------------------------- attorney to transfer said note on the books of the Company, with full power of substitution in the premises.

Dated:
      ----------------------------          ------------------------------------
                                            NOTICE: The signature(s) to this
                                            assignment must correspond with the
                                            name(s) as written upon the face of
                                            the within instrument in every
                                            particular, without alteration or
                                            enlargement or any change whatever.
                                            The signature(s) must be guaranteed
                                            by an "eligible guarantor
                                            institution" that is a member or
                                            participant in the Securities
                                            Transfer Agents Medallion Program,
                                            the Stock Exchange Medallion Program
                                            or the New York Stock Exchange, Inc.
                                            Medallion Program.

                                                                       EXHIBIT B

                        GLOBAL SENIOR FLOATING RATE NOTE

REGISTERED                                                      PRINCIPAL AMOUNT
NO.                                                             $
   --------

                               CENTEX CORPORATION
                        Senior Medium-Term Note, Series C
                                  Floating Rate

         Unless this Senior Note is presented by an authorized representative of The Depository Trust Company, a New York corporation, 55 Water Street, New York, New York ("DTC"), to Centex Corporation, a Nevada corporation (herein called the "Company," which term includes any successor person under the Indenture referred to on the reverse hereof) or its agent for registration of transfer, exchange or payment, and any Senior Note issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         Unless and until it is exchanged in whole or in part for Senior Notes in certificated form, this Senior Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor of DTC.

         The following summary of terms is subject to the provisions set forth below:


CUSIP No.:                                            CURRENCY:

ORIGINAL ISSUE DATE(S):                               OPTIONAL REDEMPTION:                             [ ] Yes [ ] No

PRINCIPAL AMOUNT:                                     INITIAL REDEMPTION DATE:

STATED MATURITY DATE:                                 AMORTIZING NOTE:                                 [ ] Yes [ ] No

INITIAL INTEREST RATE:                                CALCULATION AGENT:

INTEREST RATE BASIS OR BASES                          OPTION TO ELECT REPAYMENT:                       [ ] Yes [ ] No
(including any Designated LIBOR Page):

INDEX MATURITY:                                       AUTHORIZED DENOMINATIONS:
                                                         [ ]  $1,000 and integral multiples thereof
                                                         [ ]  Other:
INTEREST DETERMINATION DATES:

INTEREST RESET PERIOD:                                OPTIONAL REPAYMENT DATE:

INTEREST RESET DATES:                                 OPTIONAL INTEREST RESET:                         [ ] Yes [ ] No

SPREAD:                                               OPTIONAL INTEREST RESET DATES:

SPREAD MULTIPLIER:                                    ORIGINAL ISSUE DISCOUNT NOTE:                    [ ] Yes [ ] No

MAXIMUM INTEREST RATE:                                ISSUE PRICE (percentage of principal):

MINIMUM INTEREST RATE:                                YIELD TO MATURITY:

INTEREST PAYMENT DATES:                               ANNEX ATTACHED (and incorporated
                                                      by reference  herein):                           [ ] Yes [ ] No

RECORD DATES:                                         OTHER/ADDITIONAL PROVISIONS

IF LIBOR:                                             IF CMT RATE:
         [ ]   LIBOR Reuters Page:                    Designated CMT Telerate Page:
         [ ]   LIBOR Telerate Page:                   IF Telerate Page 7052:
DESIGNATED LIBOR CURRENCY:                                     [ ]   Weekly Average
                                                               [ ]   Monthly Average
                                                      Designated CMT Maturity Index:

INTEREST CATEGORY:                                    DAY COUNT CONVENTION
         [ ]   Regular Floating Rate Note                      [ ]   30/360 for the period from
         [ ]   Floating Rate/Fixed Rate Note                                     to               .
                 Fixed Rate                                    [ ]   Actual/360 for the period from
         Commencement Date:                                                      to               .
                 Fixed Interest Rate:     %                    [ ]   Actual/Actual for the period from  to.
         [ ]   Inverse Floating Rate Note                      Applicable Interest Rate Basis:
                 Fixed Interest Rate:     %

         The Company, for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum specified above, in such coin or currency of the ______________________ as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date specified above and to pay interest thereon, in such coin or currency, from and including the Original Issue Date (or if this Global Senior Note has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount to which such Original Issue Date is applicable) specified above, or from and including the most recent Interest Payment Date specified above to which interest has been paid or duly provided for, as the case may be. Interest shall be paid in arrears monthly, quarterly, semiannually or annually as specified above under Interest Payment Dates, on each Interest Payment Date in each year and at Maturity, commencing on
(a) the first such Interest Payment Date next succeeding the earliest Original Issue Date or Dates, or (b) if such Original Issue Date is after a Record Date and prior to the first Interest Payment Date, on the second Interest Payment Date, at a rate per annum from time to time equal to the lesser of (i) the Highest Lawful Rate (as defined in the Indenture) or (ii) the Initial Interest Rate specified above until the initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions in the Indenture for calculating the Interest Rate for Senior Notes having the Interest Rate Basis specified above, until Maturity and the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Senior Note is registered at the close of business on the Record Date specified above next preceding such Interest Payment Date; PROVIDED, HOWEVER, that if an Original Issue Date falls between a Record Date and the next Interest Payment Date, the first payment of interest with respect to such Original Issue Date will be made on the second Interest Payment Date subsequent to such Original Issue Date to the Person in whose name this Senior Note is registered at the close of business on the Record Date for such second Interest Payment Date; and PROVIDED, FURTHER, that interest payable on the Maturity Date or, if applicable, upon redemption, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and shall be paid to the Person in whose name this Senior Note is registered at the close of business on a Record Date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Senior Noteholders not less than fifteen calendar days prior to such Record Date. Payment of the principal of and any premium and interest on this Senior Note shall be made on or before 10:30 A.M., New York City time or such other time as shall be agreed upon between the Trustee and the Depositary, on the day on which such payment is due, by wire transfer into the account specified by the Depositary; PROVIDED, HOWEVER, that as a condition to the payment at the Maturity Date of any part of the principal and any applicable premium of this Global Senior Note, the Depositary shall surrender, or cause to be surrendered, this Global Senior Note to the Trustee. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but not any tax, assessment or governmental charge imposed on the Holder of this Senior Note.

         Under certain circumstances, this Global Senior Note is exchangeable in whole or from time to time in part for a definitive individual Senior Note or Senior Notes, with the same Original Issue Date or Dates, Maturity Date, Interest Rate Basis or Bases and redemption and other provisions as provided herein or in the Indenture.

         The Indenture and the Senior Notes shall be governed by, and construed in accordance with, the laws of the State of Texas.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL SENIOR NOTE SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through a duly appointed and authorized authenticating agent, by manual signature of an authorized signatory, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                             CENTEX CORPORATION

    [SEAL]

                                             By:
                                                --------------------------------
                                                Vicki A. Roberts
                                                Vice President and Treasurer

ATTEST:



------------------------------------
Drew F. Nachowiak
Assistant Secretary


TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Indenture.

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Trustee



By:
   ---------------------------------
    Authorized Signatory

                  [REVERSE OF GLOBAL SENIOR FLOATING RATE NOTE]

                               CENTEX CORPORATION
                 SENIOR FLOATING RATE MEDIUM-TERM NOTE, SERIES C

         This Global Senior Note is one of, and a global security which represents Senior Notes which are part of, a duly authorized issue of Senior Debt Securities of the Company (herein called the "Senior Notes"), issued and to be issued in one or more Series under an Indenture dated as of October 1, 1998 (herein called the "Senior Indenture") between the Company and Chase Bank of Texas, National Association, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Senior Indenture), to which Senior Indenture and all indentures supplemental thereto (including the Indenture Supplement dated as of January ___, 2000 which authorizes the Senior Notes) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Senior Noteholders, and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. All terms used in this Senior Note which are defined in the Senior Indenture or in any indenture supplemental thereto but are not defined in this Senior Note shall have the meanings assigned to them in the Senior Indenture or in any indenture supplemental thereto.

         Each Senior Note shall be dated the date of its authentication by the Trustee. Each Senior Note shall also bear an Original Issue Date or Dates which with respect to this Global Senior Note (or any portion thereof) shall mean the date or dates of the original issue of the Senior Notes represented hereby as specified on the face hereof, and such Original Issue Date or Dates shall remain the same for all Senior Notes subsequently issued upon transfer, exchange or substitution of such original Senior Note (or such subsequently issued Senior Notes) regardless of their dates of authentication. The Senior Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption provisions, if any, and may otherwise vary, all as provided in the Senior Indenture.

         The indebtedness evidenced by the Senior Notes is, to the extent and in the manner provided in the Senior Indenture and the Series Supplement, senior in right of payment to certain indebtedness of the Company.

         Interest on this Senior Note will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Maturity. Unless otherwise specified on the face hereof, payments on this Senior Note with respect to any particular Interest Payment Date or the Maturity Date will include interest accrued from and including the applicable Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the particular Interest Payment Date or the Maturity Date. Interest on this Senior Note shall be calculated for each day during such period by dividing the interest rate applicable to such day by 360, if the Interest Rate Basis specified on the face hereof is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year, if the Interest Rate Basis specified on the face hereof is the CMT Rate or the Treasury Rate. Unless otherwise provided in an annex attached hereto, the Trustee, acting in the capacity of Calculation Agent, will calculate the Interest Rate on this Senior Note. Upon the request of any Holder of this Senior Note, the Trustee shall provide to such Holder the Interest Rate then in effect and, if then determined, the interest rate that will become effective on the next Interest Reset Date with respect to this Senior Note. Each such determination of an Interest Rate will be final and binding in the absence of manifest error.

         Unless otherwise specified in an annex attached hereto, if this Senior
Note is an Amortizing Note, payments with respect to this Senior Note will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. If this Senior Note is an Amortizing Note, a table setting forth the schedule of dates and amounts of payments of principal of and interest on this Senior Note or the formula for the amortization of principal and/or interest is set forth in an annex attached to this Senior Note.

         All percentages resulting from any calculation with respect to this Senior Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point rounded upward) and all dollar or foreign or composite currency amounts used in or resulting from any such calculation with respect to this Senior Note will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

         If an Interest Payment Date or Maturity for this Senior Note falls on a day that is not a Business Day, payment of principal, premium, if any, and interest to be made on such day with respect to this Senior Note will be made on the next succeeding day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment. Notwithstanding the foregoing, in the case LIBOR is the applicable Interest Rate Basis with respect to this Senior Note and the next succeeding Business Day falls in the next succeeding calendar month, payment of interest to be made on such day with respect to this Senior Note will be made on the immediately preceding Business Day.

         This Senior Note will be redeemable at the option of the Company prior to its Stated Maturity Date only if an Initial Redemption Date is specified on the face hereof. If so specified, this Senior Note will be subject to redemption at the option of the Company on any date on and after such Initial Redemption Date in whole or from time to time in part in increments of $1,000 or any other integral multiple thereof, at the redemption prices specified in an annex attached to this Senior Note, plus accrued and unpaid interest to but excluding the date of redemption, but payments due with respect to this Senior Note prior to the date of redemption will be payable to the Holder of this Senior Note of record at the close of business on the relevant Record Date specified on the face hereof, all as provided in the Senior Indenture. Notice of such redemption shall be given by mailing by first-class mail a notice of such redemption not less than 20 nor more than 60 calendar days prior to the date fixed for redemption to the Holder of this Senior Note, in accordance with the provisions of the Senior Indenture. In the event of redemption of this Senior Note in part only, this Senior Note will be canceled and a new Senior Note or Senior Notes representing the unredeemed portion hereof will be issued in the name of the Holder hereof. This Senior Note is not subject to a sinking fund unless otherwise specified in an annex attached hereto.

         If so specified on the face of this Senior Note, (i) this Senior Note shall be subject to repayment, in whole or in part, prior to Stated Maturity Date at the option of the Holder on a certain date or dates and at a certain price or prices, plus accrued and unpaid interest to but excluding the date of payment; and/or (ii) the interest rate specified on the face hereof may be reset by the Company in accordance with a formula or otherwise on the Optional Interest Reset Date or Dates specified on the face hereof.

         In case an Event of Default shall have occurred and be continuing with respect to the Senior Notes, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture. The Senior Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding. An Event of Default with respect to the Senior Debt Security of any other Series issued under the Senior Indenture, including the failure to make any payment of principal or interest with respect thereto when and as due, will not be an Event of Default with respect to the Senior Notes.

         The Senior Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes at the time outstanding, evidenced as in the Senior Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Senior Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Senior Notes; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any Senior Notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable on the redemption thereof, without the consent of the Holder of each Senior Note so affected, or (ii) reduce the aforesaid percentage of Senior Notes, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of all Senior Notes then outstanding. It is also provided in the Senior Indenture that the Holders of a majority in aggregate principal amount of the Senior Notes at the time outstanding may on behalf of the Holders of all the Senior Notes waive any past default under the Senior Indenture and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Senior Notes. Any such consent or waiver by the Holder of this Global Senior Note (unless revoked as provided in the Senior Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Global Senior Note and of any Senior Note issued in exchange or substitution herefor, whether or not any notation of such consent or waiver is made upon this Global Senior Note.

         As set forth in, and subject to, the provisions of the Senior Indenture, no Holder of any Senior Notes will have any right to institute any proceeding with respect to the Senior Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of default in respect of the Senior Notes and of the continuance thereof, and unless the Holders of not less than 25 percent in aggregate principal amount of the Senior Notes then outstanding shall have made written request upon the Trustee, to institute such action or proceedings in its own name as Trustee hereunder and shall have furnished to the Trustee such reasonable indemnity as it may require, and the Trustee shall have failed to institute such proceeding within 60 calendar days; PROVIDED, HOWEVER, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Global Senior Note on or after the respective due dates expressed herein.

         THIS SENIOR NOTE IS A GLOBAL SENIOR NOTE REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SENIOR NOTES REPRESENTED HEREBY, THIS GLOBAL SENIOR NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         If at any time the Depositary for this Global Senior Note notifies the Company that it is unwilling or unable to continue as Depositary for this Global Senior Note or if at any time the Depositary for this Global Senior Note shall no longer be registered as a clearing agency under the Securities Exchange Act of 1934, as amended, or any successor statute or regulation, the Company may appoint a successor Depositary with respect to this Global Senior Note. If (A) a successor Depositary for this Global Senior Note is not appointed by the Company within 60 calendar days after the Company receives such notice or becomes aware of such ineligibility, or (B) any Senior Notes are represented by this Global Senior Note at a time when an Event of Default with respect to the Senior Notes shall have occurred and be continuing, then in each case the Company's election to issue this Senior Note in global form shall no longer be effective with respect to this Global Senior Note and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Senior Notes in exchange for this Global Senior Note, shall authenticate and make available for delivery, individual Senior Notes of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Senior Note in exchange for this Global Senior Note.

         If agreed by the Company and the Depositary with respect to Senior Notes issued in the form of this Global Senior Note, the Depositary for such Global Senior Note shall surrender this Global Senior Note in exchange in whole or in part for individual Senior Notes of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and make available for delivery, without a service charge, (1) to each Person specified by such Depositary, a new Senior Note or Senior Notes of like tenor and terms, and of any authorized denominations as requested by such Person in aggregate principal amount equal to and in exchange for the beneficial interest of such Person in this Global Senior Note, and (2) to such Depositary a new Global Senior Note of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of this Global Senior Note and the aggregate principal amount of Senior Notes delivered to Holders thereof.

         Under certain circumstances specified in the Senior Indenture, the Depositary may be required to surrender any two or more Global Senior Notes which have identical terms (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depositary a Global Senior Note in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Senior Notes surrendered to the Trustee, and such new Global Senior Note shall indicate each applicable Original Issue Date and the principal amount applicable to each such Original Issue Date.

         No reference herein to the Senior Indenture and no provision of this Global Senior Note or of the Senior Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Global Senior Note at the times, places and rates, and in the coin or currency, herein prescribed.

         The Senior Indenture contains provisions for the satisfaction and discharge of the Senior Indenture upon compliance by the Company with certain conditions specified therein, which provisions apply to this Senior Note.

         The Company, the Trustee, any paying agent and any Senior Debt Security Registrar (as defined in the Senior Indenture) for the Senior Notes may deem and treat the Holder hereof as the absolute owner of this Global Senior Note (whether or not this Global Senior Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any such Senior Debt Security Registrar), for the purpose of receiving payment hereof or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any such Senior Debt Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Global Senior Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         It is the intent of the Company and the Holders of this Senior Note to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Holders of this Senior Note and the Company are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged or received under this Senior Note or otherwise exceed the Highest Lawful Rate. If, from any possible construction of any document, interest would otherwise be payable in excess of the Highest Lawful Rate, any such construction shall be subject to the provisions of this paragraph and such document shall be automatically reformed and the interest payable shall be automatically reduced to the Highest Lawful Rate, without the necessity of execution of any amendment or new document. If the Holders of this Senior Note shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Highest Lawful Rate, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on this Senior Note in the inverse order of its maturity and not to the payment of interest, or refunded to the Company if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate the maturity of this Senior Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Holders of this Senior Note do not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to the Holders of this Senior Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of this Senior Note so that the amount of interest on account of this Senior Note does not exceed the Highest Lawful Rate.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Senior Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at

----------------------------------
----------------------------.

         If less than the entire principal amount of this Senior Note is to be repaid, specify the portion hereof (which shall be increments of ____________) which the holder elects to have repaid and specify the denomination or denominations (which shall be an authorized denomination) not less than ________ of the Senior Notes to be issued to the Holder for the portion of this Senior Note not being repaid (in the absence of any such specification, one such Senior Note will be issued for the portion not to be repaid).

Principal Amount
to be Repaid:


                                        $
---------------------------------         -----------------

CUSIP Number or other identifier:

Date:
     ----------------------------       ----------------------------------------
                                        NOTICE: The signature(s) to this
                                        assignment must correspond with the
                                        name(s) as written upon the face of the
                                        within instrument in every particular,
                                        without alteration or enlargement or any change whatever. The signature(s) must be guaranteed by an "eligible guarantor institution" that is a member or participant in the Securities Transfer
                                        Agents Medallion Program, the Stock
                                        Exchange Medallion Program or the New
                                        York Stock Exchange, Inc. Medallion
                                        Program.

Notice: The signature(s) on this Option to Elect Repayment must correspond with the name(s) as written upon the face of this Senior Note in every particular, without alteration or enlargement or any change whatsoever.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM -      as tenants in common                      UNIF GIFT
                                                         MIN ACT - __________Custodian__________
TEN ENT -      as tenants by the entireties                          (Cust)            (Minor)
                                                                     Under Uniform Gifts
JT TEN -       as joint tenants with right of                        to Minors Act
               survivorship and not as tenants in
               common                                                ----------------------------
                                                                               State

                      Additional abbreviations may also be used though not in the above list.
                             ---------------------

             FOR VALUE RECEIVED the undersigned hereby sell(s) assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
  OTHER IDENTIFYING NUMBER OF
  ASSIGNEE


--------------------------------------
--------------------------------------

--------------------------------------------------------------------------------

                   Please print or typewrite name and address
                      including postal zip code of assignee

--------------------------------------------------------------------------------
the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing
_________________________________________________________________ attorney to transfer said note on the books of the Company, with full power of substitution in the premises.

Dated:
      ----------------------------      ----------------------------------------
                                        NOTICE: The signature(s) to this
                                        assignment must correspond with the
                                        name(s) as written upon the face of the
                                        within instrument in every particular,
                                        without alteration or enlargement or any change whatever. The signature(s) must be guaranteed by an "eligible guarantor institution" that is a member or participant in the Securities Transfer
                                        Agents Medallion Program, the Stock
                                        Exchange Medallion Program or the New
                                        York Stock Exchange, Inc. Medallion
                                        Program.